UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 8, 2009

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2207 Bridgepointe Parkway, Suite 250, San Mateo, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 532-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 8, 2009, Glu Mobile Inc. (the "Company") borrowed $5.5 million under the Amended and Restated Loan and Security Agreement among Silicon Valley Bank, the Company, Glu Games Inc. and Superscape Inc., dated as of December 29, 2008 (the "Credit Facility").

The information related to the Credit Facility provided under Items 1.01 and 2.03 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2008 (the "Prior Report") is incorporated into this Item 2.03 by reference. In addition, the Credit Facility was filed as Exhibit 10.06 to the Prior Report and is also incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No. Description
99.01 Amended and Restated Loan and Security Agreement among Silicon Valley Bank, Glu Mobile Inc., Glu Games Inc. and Superscape Inc., dated as of December 29, 2008. (Filed as Exhibit 10.06 to the Prior Report.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

January 13, 2009	By:	/s/ Eric R. Ludwig

Name: Eric R. Ludwig
Title: SVP & Chief Financial Officer